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                                                                   EXHIBIT 10.45

                        DATED     29th December   1995



                                  PDFM LIMITED

                                    - and -

                            PRIME RESPONSE LIMITED



                                     LEASE

                                    - of -

                              Office Premises at
                            Goat Wharf High Street
                              Brentford Middlesex

               Term                           15 years

               Commencing                     29 September 1995

               Rent (Pounds)                  151,000



                                Berwin Leighton
                                Adelaide House
                                 London Bridge
                                London EC4R 9HA

                               snbn/p432/249/a1
                                   19.12.95
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6    OBLIGATIONS IN SCHEDULES TO THIS LEASE

7    STAMP DUTY CERTIFICATE

8    LANDLORD AND TENANT (COVENANT) ACT 1995 DECLARATION

Schedule 1 - Description of the Premises
Part 1 - Description of the Premises
Part 2 - Rights enjoyed with demise
Part 3 - Exceptions and reservations
Part 4 - Encumbrances

Schedule 2 - Rent Reviews
1.   The review dates
2.   Upward only rent reviews
3.   The market rent
4.   Matters to be disregarded
5.   Procedure for determination of market rent
6.   Time limits
7.   Rental adjustments
8.   Reviewed rent reserved in phases
9.   Memorandum of rent review

Schedule 3 - Insurance Provision
1.   Insured Risks
2.   Tenants liability for insurance premiums
3.   Tenant's obligations in relation to insurance cover
4.   Landlord's obligation to insure and reinstate
5.   Landlord's obligations in relation to insurance
6.   Suspension of Rent
7.   Options to determine
8.   Retention of insurance proceeds

Schedule 4 - Form of guarantee on assignment
1.   Guarantee
2.   No waiver or release of liability
3.   Guarantors to accept new lease upon disclaimer
4.   Subordination of rights of the Guarantors
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                                     DEED

                                     LEASE

DATE:  29/th/ December 1995

PARTIES:

(1) PDFM LIMITED whose registered office is at Triton Court 14 Finsbury Square London EC2A 1PD acting in the capacity of General Partner of PDFM Second Property Partnership (a limited partnership registered under the Limited Partnership Act 1907 of the same address) ("the Landlord") and

(2) PRIME RESPONSE LIMITED whose registered office is at Albany House 41 High Street Brentford Middlesex TW8 OJW ("the Tenant")

OPERATIVE PROVISIONS:

1    INTERPRETATION

1.1  Definitions

     In this Lease if the context so allows:

     Conducting Media

     means any of the drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires mains and other service media

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       Encumbrances

       means the restrictions, stipulations, covenants, rights, reservations, provisions and other matters contained imposed by or referred to in the documents brief particulars of which are set out in Schedule 1 Part 4

       Insured Risks

       has the meaning given to it in Schedule 3

       Interest

       means interest at the rate of 3% over the base rate of National Westminster Bank Plc for the time being and from time to time (as well after as before judgment), or such other comparable rate as the Landlord may reasonably designate if the base rate ceases to be published

       Landlord

       includes all persons from time to time entitled to the immediate reversion to this Lease

       Lease

       includes any documents supplemental to this Lease

       Outgoings

       means in relation to the Premises all non-domestic rates, water rates, water charges and all existing and future rates, taxes, charges, assessments, impositions and outgoings whatsoever (whether parliamentary municipal parochial or otherwise) which are now or may at any time be payable charged or assessed on property or the owner or occupier of property, but "taxes" in

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       this context does not include value added tax, nor any taxes imposed on the Landlord in respect of the yearly rent reserved by this Lease or in respect of a disposal of the interest in immediate or mediate reversion to this Lease

       Premises

       means the property described in Schedule 1 Part 1

       Tenant

       includes the Tenant's successors in title and assigns in whom this Lease may for the time being be vested

       Term

       means the term of years granted by this Lease

       Unsecured Underletting

       means an underletting of the whole or part of the Premises in relation to which the underlessor and the underlessee have agreed to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 and their agreement to do so has been duly authorized beforehand by the Court

1.2    Interpretation of restrictions and liability

1.2.1 Where the Tenant is placed under a restriction in this Lease, the restriction includes the obligation on the Tenant not to permit or allow the infringement of the restriction by any person

1.2.2 References to liability include, where the context allows, claims demands proceedings damages losses costs and expenses

                                       3
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1.3       Clauses and clause headings

1.3.1 The clause and paragraph headings in this Lease are for ease of reference only and are not to be taken into account in the construction or interpretation of any covenant condition or proviso to which they refer

1.3.2     Unless the context otherwise requires, references:

1.3.2.1 to numbered clauses and Schedules are references to the relevant clause in or Schedule to this Lease: and

1.3.2.2 in any Schedule to a numbered paragraph are references to the relevant paragraph in that Schedule

1.4       Singular and plural meanings

          Words in this Lease importing the singular meaning, where the context so allows, include the plural meaning and vice versa

1.5       Statutes and statutory instruments

          References in this Lease to any statutes or statutory instruments include and refer to any statute or statutory instrument amending consolidating or replacing them respectively from time to time in force, and references to a statute include statutory instruments and regulations made pursuant to them

1.6       Gender

          Words in this Lease importing any one gender include both other genders and may be used interchangeably, and words denoting natural persons where the context so allows include corporations and vice versa

                                       4
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1.7    Joint and several obligations

       At any time that the party of the second part to this Lease is two or more persons the expression "the Tenant" includes the plural number and obligations in this Lease expressed or implied to be made with the Tenant or by the Tenant are to be treated as made with or by such individuals jointly and severally

2      THE LETTING TERMS

       In consideration of the rent reserved by and the covenants in this Lease:

2.1    the Landlord LETS to the Tenant:

2.1.1  ALL the Premises;

2.1.2  TOGETHER WITH the rights set out in Schedule 1 Part 2; and

2.1.3  EXCEPT AND RESERVED to the Landlord the rights set out in Schedule 1 Part
       3;

2.2 for the TERM of fifteen years commencing on 29 September 1995 subject to the Encumbrances; and

2.3    the Tenant PAYING during the Term:

2.3.1 from the 29/th/ day of December 1995 to the 28/th/ day of January 1997 the yearly rent of a peppercorn (if demanded);

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2.3.2  for the remainder of the Term the yearly rent of (Pounds)151,000 subject to revision under Schedule 2

       all such payments to be made by equal quarterly payments in advance on the usual quarter days in every year the first (or a proportionate part) of such payments in respect of the period commencing on the 29/th/ day of January 1997 and ending on the following quarter day to be made on the 25 December 1996;

2.3.3 as additional rent the monies payable by the Tenant under Schedule 3 commencing on the date hereof; and

2.3.4 as additional rent any value added tax chargeable on the rent and additional rent reserved in clauses 2.3.1, 2.3.2 and 2.3.3

3      TENANT'S COVENANTS

       THE TENANT COVENANTS with the Landlord as follows:

3.1    Rent

3.1.1 To pay the yearly rent reserved by this Lease, free from any deductions and rights of set-off, at the times and in the manner required in clause
       2.3.2 and by means of a standing order to the Tenant's bankers

3.1.2 To pay the additional rents reserved by this Lease at the times and in the manner specified in relation to each of them

3.2    Interest

3.2.1 To pay Interest on so much of the rents, reviewed rents, and other monies payable under this Lease as remain unpaid seven days after they have become due from the date that they became due until the payment is made to the Landlord

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3.2.2     To pay Interest under clause 3.2.1 for any period during which the
          Landlord properly refuses to accept the tender of payment because of an unremedied breach of covenant of the Tenant

3.3       Outgoings and Contributions

3.3.1     To pay Outgoings

3.3.2 To pay for all gas and electricity consumed on the Premises, all charges for meters, and all standing charges

3.3.3 To pay to the Landlord on demand a fair and proper proportion (to be conclusively determined by the Landlord or the Landlord's surveyor) of the expense of cleaning, lighting, repairing, renewing, decorating, maintaining and rebuilding any party walls, lifts, fences, gutters, drains, roadways, pavements, entrance ways, stairs and passages, access ways and service areas which are or may be used or enjoyed by an occupier of the Premises in common with any other person or persons

3.4       Repair

          Well and substantially to repair maintain and clean the Premises and to keep the Premises in good and substantial repair maintained and in clean condition (except in respect of damage by Insured Risks as allowed in Schedule 3)

3.5       Decorations

3.5.1 To decorate the inside of the Premises in the year 2000 and from then in every subsequent fifth year of the Term and in the last three months of the Term (howsoever determined) with two coats of good quality paint or good quality polish, and with paper for those parts normally papered, or other suitable and appropriate materials of good quality, in a workmanlike manner (such

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          decorations in the last three months of the Term to be executed in such colours patterns and materials as the Landlord may reasonably require)

3.5.2 To decorate the exterior of the Premises in the year 1998 and from then in every subsequent third year of the Term and also in the last three months of the Term (howsoever determined) with three coats of good quality paint or good quality polish or other suitable material of good quality in a proper and workmanlike manner

3.5.3 Not without the consent of the Landlord to alter cover up or change any part of the architectural decorations or the external colour of the Premises

3.6       Landlord's right of inspection and right of repair

3.6.1 To permit the Landlord and its employees or agents at all reasonable times upon reasonable prior notice to enter into inspect and view the Premises and examine their condition and also to take a schedule of fixtures in the Premises

3.6.2 If any breach of covenant, defects, disrepair, removal of fixtures or unauthorised alterations or additions are found on inspection for which the Tenant is liable, then, on notice from the Landlord, to execute to the reasonable satisfaction of the Landlord or its Surveyor all repairs works replacements or removals required within two months (or sooner if necessary) after the receipt of the notice

3.6.3 If the Tenant fails to comply with a notice under clause 3.6.2, the Landlord may itself or by its workpeople or agents enter the Premises and execute the repairs works replacements or removals

3.6.4 To pay to the Landlord on demand all reasonable expenses so incurred under clause 3.6.3

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3.7       Yield up repair at the end of the Term

          At the termination of this Lease or at such later time as the Landlord recovers possession of the Premises from the Tenant:

3.7.1 quietly to yield up the Premises (with all additions and improvements to the Premises and all fixtures in the Premises, other than tenant's fixtures which the Tenant may be entitled to remove) repaired maintained cleaned decorated and kept in accordance with the Tenant's covenants in this Lease (except in respect of damage by Insured Risks as allowed in Schedule 3)

3.7.2 if so requested by the Landlord, to remove from the Premises all the Tenant's belongings - that is to say trade fixtures and fittings and all notices notice boards and signs bearing the name of or otherwise relating to the Tenant (including in this context any persons deriving title to the Premises under the Tenant) or its business; and

3.7.3 to make good to the reasonable satisfaction of the Landlord all damage to the Premises resulting from the removal of the Tenant's belongings from the Premises

3.8       Landlord's right of entry for repairs, etc.

          To permit the Landlord or other owners tenants or occupiers of any adjoining or neighbouring property and their respective agents workmen and employees to enter the Premises at reasonable times, after giving to the Tenant reasonable written notice (except in an emergency):

3.8.1 to alter maintain or repair the adjoining premises or property of the Landlord or person so entering; or

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3.8.2     to construct alter maintain repair or fix anything or additional thing serving such property and running through or on the Premises; or

3.8.3 to comply with an obligation to any third party having legal rights over the Premises; or

3.8.4 in exercise of a right or to comply with an obligation of repair maintenance or renewal under this Lease; or

3.8.5 in connection with the development of any adjoining or neighbouring land or premises including the right to build on or into or in prolongation of any boundary wall of the Premises -

          where the same cannot be reasonably effected from any adjoining or neighbouring premises subject to the Landlord (or other person so entering) exercising the right in a reasonable manner and making good any damage caused to the Premises without unreasonable delay

3.9       Alterations

3.9.1 Not to make any alterations or additions to or affecting the structure or exterior of the Premises, or the appearance of the Premises as seen from the exterior

3.9.2 Not without the consent of the Landlord (such consent not to be unreasonably withheld) to make any other alterations or additions to the Premises

3.9.3 Not to install or erect any exterior lighting shade canopy or awning or other structure in front of or elsewhere outside the Premises

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3.9.4     On the termination of this Lease, to the extent required by the
          Landlord, to reinstate the Premises to the condition in which they were in at the grant of this Lease, such reinstatement to be carried out under the supervision and to the reasonable satisfaction of the Landlord or the Landlord's surveyor

3.10      Alienation

3.10.1    Not to assign or charge part only of the Premises

3.10.2 Not to assign or charge the whole nor underlet the whole or any part of the Premises without the consent of the Landlord (such consent not to be unreasonably withheld)

3.10.3 Not otherwise than by assignment or underletting permitted under this clause 3.10 to:

3.10.3.1 part with or share possession or occupation of the whole or a part of the Premises; or

3.10.3.2  grant to third parties any rights over the Premises

3.10.4 On an assignment, to obtain (if the Landlord reasonably so requires) guarantors reasonably acceptable to the Landlord for any assignee and to obtain a direct covenant by deed by the assignee with the Landlord to observe and perform the covenants of the Tenant and the conditions in this Lease throughout the period that the assignee holds the Lease in such form as the Landlord may reasonably require and a direct covenant by deed by such guarantors in the terms set out in Schedule 4

3.10.5 on the grant of an underlease, to obtain covenants by deed from the underlessee direct with the Landlord in such form as the Landlord may reasonably require that the underlessee will:

3.10.5.1  not assign or charge part only of the premises underlet;

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3.10.5.2  not part with or share possession or occupation of the whole or any part of the premises underlet nor grant to third parties rights over them otherwise than by a permitted assignment or sub-underletting;

3.10.5.3 not assign charge or sub-underlet the whole of the premises sub-underlet or sub-underlet the whole or any part of the premises underlet without obtaining the previous consent of the Landlord under this Lease (such consent not to be unreasonably withheld);

3.10.5.4 provide for the inclusion in any sub-underleases granted out of the underlease (whether immediate or mediate) of covenants to the same effect as those contained in these clauses 3.10.5 and clause 3.10.6

3.10.6    On the grant of any underlease:

3.10.6.1 to include provisions for the revision of the rent reserved by the underlease in an upward only direction to correspond in time and effect with the provisions for the revision of rent in this Lease;

3.10.6.2  not to reserve or take a premium or fine;

3.10.6.3 to reserve a rent which is at least equal to the market rent as at the time of the grant of the underlease (assessed in accordance with the principles in Schedule 2) or the proportionate part of the market rent of the Premises where only part of the Premises is underlet;

3.10.6.4 to include such covenants of the underlessee as are not inconsistent with or impair the due performance and observance of the covenants of the Tenant in this Lease

                                       12
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3.10.7    Not so to underlet the Premises as to sub-divide them into more than three units of occupation nor so that any such unit of occupation created or any left remaining comprises less than one complete floor (disregarding the common parts on any floor)

3.10.8 Not to underlet the whole or any part of the Premises otherwise than by way of Unsecured Underletting

3.10.9 The preceding provisions of this clause 3.10 do not apply to any parting with possession or occupation or the sharing of occupation or sub-division of the Premises to or with any member of a group of companies of which the Tenant is itself a member if:

3.10.9.1 the interest in the Premises so created is and remains no more than a tenancy-at-will; and

3.10.9.2 the possession occupation or sub-division are immediately determined if the Tenant and the relevant member cease for any reason whatsoever to be members of the same group of companies;

          and for this purpose two companies are members of a group if, and only if, one is a subsidiary of the other or both are subsidiaries of a third company, subsidiary having the meaning given to it by Section 736 of the Companies Act 1985

3.11      Registration of dispositions of this Lease

          To produce to and leave with the Solicitors of the Landlord the document effecting the disposition (and in each case a certified copy for retention by the Landlord) within one month after any disposition of this Lease or the Premises (a disposition being an assignment, charge, transfer, underlease, assignment or surrender of any underlease, or on any transmission by death or otherwise documentary evidence of devolution affecting the Premises), and on each occasion to pay to the Solicitors such fee as they may reasonably require for the registration

3.12      Enforcement of underleases

3.12.1 Not without the consent of the Landlord (such consent not to be unreasonably withheld) to vary the terms, or waive the benefit, of any covenant of the underlessee or condition in an underlease of the Premises

3.12.2 Diligently to enforce the covenants of the underlessee and the conditions in an underlease of the Premises and (if reasonably required by the Landlord) to exercise by way of enforcement the powers of re-entry in the underlease

3.12.3 Not without the consent of the Landlord to accept any sum or payment in kind by way of commutation of the rent payable by an underlessee of the Premises

3.12.4 Not to accept the payment of rent from an underlessee of the Premises otherwise than by regular quarterly (or more frequent) payments in advance

3.12.5 Duly and punctually to exercise all rights to revise the rent reserved by an underlease of the Premises, and not to agree with an underlessee a revised rent without the approval of the Landlord (such approval not to be unreasonably withheld)

3.13      User

3.13.1 Not to use the Premises otherwise than as high class offices and for purposes ancillary to that use

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

3.13.2 Nothing in this Lease implies or is to be treated as a warranty to the effect that the use of the Premises for those purposes is in compliance with all town planning laws and regulations now or from time to time in force

3.14      Restrictions affecting use of the Premises

3.14.1 Not to erect nor install in the Premises any engine furnace plant or machinery which causes noise fumes or vibration which can be heard smelled or felt outside the Premises

3.14.2 Not to store in the Premises any petrol or other specially inflammable explosive or combustible substance

3.14.3 Not to use the Premises for any noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose

3.14.4    Not to hold any sales by auction on the Premises

3.14.5 Not to hold in or on the Premises any exhibition public meeting or public entertainment

3.14.6 Not to permit any vocal or instrumental music in the Premises so that it can be heard outside the Premises

3.14.7    Not to permit livestock of any kind to be kept on the Premises

3.14.8 Not to do anything in the Premises which may be or grow to be a nuisance or damage to the Landlord or to the owners tenants and occupiers of adjoining and neighbouring properties

3.14.9 Not to load or use the floors walls ceilings or structure of the Premises so as to cause strain damage or interference with the structural parts, loadbearing framework, roof, foundations, joists and external walls of the Premises

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3.14.10   Not to overload the lifts electrical installation or Conducting Media in the Premises

3.14.11 Not to do or omit to do anything which may interfere with or which imposes an additional loading on any ventilation heating air conditioning or other plant or machinery serving the Premises

3.14.12   Not to use the Premises as a betting shop or betting office

3.14.13 Not to use the Premises for the sale of alcoholic liquor for consumption either on or off the Premises

3.14.14 Not to allow any person to sleep in the Premises nor to use the Premises for residential purposes

3.14.15   Not to accumulate trade empties on the Premises

3.14.16 Not to place leave or install any articles merchandise goods or other things in front of or elsewhere outside the Premises

3.14.17 Not to permit the drains to be obstructed by oil grease or other deleterious matter, but to keep thoroughly cleaned the Premises and the drains serving the Premises as often as may be necessary

3.14.18 Not to use any portion of any access road leading to the Premises for the parking of vehicles

3.15      Advertisements and signs

3.15.1 Not to place or display on the exterior of the Premises or on the windows or inside the Premises so as to be visible from the exterior of the Premises any name writing notice sign illuminated

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          sign display of lights placard poster sticker or advertisement other than:

3.15.1.1 a suitable sign of a size and kind first approved by the Landlord (such approval not to be unreasonably withheld) or the Landlord's surveyor showing the Tenant's name and trade; and

3.15.1.2 such other notices as the Landlord may in its reasonable discretion approve

3.15.2 If any name writing notice sign placard poster sticker or advertisement is placed or displayed in breach of these provisions, to permit the Landlord to enter the Premises and remove such name writing notice sign placard poster sticker or advertisement and to pay to the Landlord on demand the expense of so doing

3.16      Compliance with statutes, etc

3.16.1 To comply in all respects with the provisions of all statutes for the time being in force and requirements of any competent authority relating to the Premises or anything done in or on them by the Tenant, and to keep the Landlord indemnified against liability in consequence of the Tenant's failure to comply with them

3.16.2    In particular but without affecting the general operation of clause
          3.16.1:

3.16.2.1 to execute all works and do all things on or in respect of the Premises which are required under the Offices Shops and Railway Premises Act 1963;

3.16.2.2 to comply with all requirements under any present or future statute order by-law or regulation as to the use or occupation of or otherwise concerning the Premises;

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3.16.2.3  to execute with all due diligence (commencing work within two months or sooner if necessary and then proceeding continuously) all works to the Premises for which the Tenant is liable under this clause 3.16 and of which the Landlord has given notice to the Tenant;

          and, if the Tenant does not comply with clause 3.16.2.3, to permit the Landlord to enter the Premises to carry out such works, and to indemnify the Landlord on demand for the expenses of so doing (including surveyors' and other professional advisers' fees)

3.17      Planning permissions

3.17.1 Not without the consent of the Landlord (such consent not to be unreasonably withheld) to make any application under the Town and Country Planning Acts, as defined in the Town and Country Planning Act 1990, to any local planning authority for permission to develop, including change of use of, the Premises

3.17.2 To indemnify the Landlord against any development charges other charges and expenses payable in respect of such applications made by the Tenant and to reimburse to the Landlord the reasonable costs it may properly incur in connection with such consent

3.17.3 To keep the Landlord indemnified against any expense incurred in consequence of the use of the Premises reverting to that existing before the application was made

3.17.4 Forthwith to give to the Landlord full particulars in writing of the grant of planning permission

3.17.5 Not to implement any planning permission if the Landlord makes reasonable objection to any of the conditions subject to which it has been granted

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3.18      Compliance with town planning and environmental requirements

3.18.1 To perform and observe the requirements of statutes and regulations relating to town and country planning and environmental protection applying to the Premises, and to obtain any development or other consent permit or licence by reason of the development or manner of use of or on the Premises by the Tenant

3.18.2 To keep the Landlord indemnified against liability by reason of the Tenant's failure to obtain any requisite development or other consent permit or licence or in complying with the requirements of statutes and regulations

3.18.3 To give full particulars to the Landlord of any notice, or proposal for a notice, or order or proposal for an order, made given or issued to the Tenant under any statute or regulation relating to town and country planning, environmental protection or otherwise within seven days after the receipt of any such by the Tenant

3.18.4 Forthwith to take all reasonable and necessary steps to comply with any such notice or order

3.18.5 At the request and cost of the Landlord, to make or join with the Landlord in making such objections or representations against or in respect of any proposal for such a notice or order as the Landlord may consider expedient

3.19      Claims made by third parties

3.19.1 To keep the Landlord indemnified against liability in respect of any accident loss or damage to person or property in the Premises

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3.19.2    To keep the Landlord indemnified against liability of the Landlord to third parties by reason of breach by the Tenant of its obligations in this Lease

3.20      Expenses of the Landlord

          To pay to the Landlord on demand all reasonable expenses (including solicitors' costs bailiffs' fees and surveyors' and architects' fees) incurred by the Landlord:

3.20.1 incidental to or in proper contemplation of the preparation and service of a schedule of dilapidations during or within 3 months after the termination of this Lease and/or a notice under Sections 146 and 147 of the Law of Property Act 1925, even if forfeiture is avoided otherwise than by relief granted by the Court;

3.20.2 in the recovery or attempted recovery of arrears of rent or additional rent due from the Tenant; and

3.20.3 in connection with every application for any consent or approval made under this Lease whether or not consent or approval is given (unless such consent is unlawfully withheld)

3.21      Obstruction of windows or lights and easements

3.21.1 Not to stop up or obstruct any windows of the Premises or any other buildings belonging to the Landlord

3.21.2 Not to permit any easement or similar right to be made or acquired into against or on the Premises

3.21.3 Where any such easement or right is or is attempted to be acquired, immediately to give notice of the circumstances to the Landlord, and at the request and cost of the Landlord to adopt such course as it may reasonably require for preventing the acquisition of the easement or right to such easement

3.22      Cleaning windows

          To keep clean the glass in the windows of the Premises

3.23      Value added tax

          To pay value added tax on taxable supplies of goods and services made by the Landlord in connection with this Lease, for which the consideration is to be treated as exclusive of value added tax chargeable on the payment

3.23.1 Where the Landlord is entitled under this Lease to recover from the Tenant the costs of goods and services supplied to the Landlord, but in respect of which the Landlord makes no taxable supply to the Tenant, to indemnify the Landlord against so much of the input tax on the cost for which the Landlord is not entitled to credit allowance under Section 26 of the Value Added Tax Act 1994

3.24      Notices "to let" and "for sale"

3.24.1    To allow the Landlord or its agents to enter the Premises at any time:

3.24.1.1 within six months next before the termination of this Lease to fix on the Premises a notice board for reletting the Premises;

3.24.1.2 to fix on some part of the Premises a notice board for the sale of the interest of the Landlord

3.24.2    Not to remove or obscure any such notice board; and

3.24.3 To permit all persons authorized by the Landlord or its agents to view the Premises at reasonable hours without interruption in connection with any such letting or sale

4         PROVISOS

          THE PARTIES AGREE to the following provisos:

4.1       Proviso for Re-Entry

4.1.1 The Landlord may terminate this Lease by re-entering the Premises (or a part of them) itself or by an authorized agent if:

4.1.1.1 any rent remains unpaid twenty one days after becoming due for payment (whether or not formally demanded); or

4.1.1.2 the Tenant fails to perform or observe any of its covenants or the conditions in this Lease or allows any distress or execution to be levied on its goods; or

4.1.1.3 an event of insolvency occurs in relation to the Tenant or one of the Tenants or any guarantor of the Tenant or one of the Tenants

4.1.2 Re-entry in exercise of the rights in clause 4.1.1 does not affect any other right or remedy of the Landlord for breach of covenant or condition by the Tenant occurring before the termination of this Lease

4.1.3     The expression an event of insolvency in clause 4.1.1 includes:

4.1.3.1 (in relation to a company or other corporation which is the Tenant or one of the Tenants or a guarantor) inability of the company to pay its debts, entry into liquidation either compulsory or voluntary (except for the purpose of amalgamation or reconstruction), the passing of a resolution for a creditors winding up, the making of a proposal to the company and its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs, the application to the court for an administration order, and the appointment of a receiver or administrative receiver; and

4.1.3.2 (in relation to an individual who is the Tenant or a guarantor) inability to pay or having no reasonable prospect of being able to pay his debts, the presentation of a bankruptcy petition, (unless vexatiously presented) the making of a proposal to his creditors for a composition in satisfaction of his debts or a scheme of an arrangement of his affairs, the application to the court for an interim order, and the appointment of a receiver or interim receiver;

          and in relation to the various events of insolvency they are, wherever appropriate, to be interpreted in accordance and conjunction with the relevant provisions of the Insolvency Act 1986

4.2       Power for Landlord to deal with adjoining property

          The Landlord may deal as it thinks fit with other property adjoining or nearby belonging to the Landlord, and may erect or permit to be erected on such property any buildings irrespective of whether they affect or diminish the light or air which may now or at any time be enjoyed by the Tenant in respect of the Premises but not so as to materially interfere with the Tenant's use of the Premises or the business carried on thereat

4.3       Accidents

          The Landlord shall not be responsible to the Tenant or the

          Tenant's licensees nor to any other person for any:

4.3.1     accident happening or injury suffered in the Premises; or

4.3.2 damage to or loss of any goods or property sustained in the building on the Premises

4.4       Removal of property after determination of term

4.4.1 If after the Tenant has vacated the Premises following the termination of this Lease any property of the Tenant remains in the Premises, and the Tenant fails to remove it within fourteen days after being requested in writing by the Landlord to do so the Landlord may as the agent of the Tenant sell such property and hold the proceeds of sale, after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by it, to the order of the Tenant

4.4.2 The Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property has been sold by the Landlord in the bona fide mistaken belief (which is to be presumed unless the contrary be proved) that it belonged to the Tenant and was liable to be dealt with as such under this clause 4.4

4.5       Notices consents and approvals

4.5.1 Any notice served under or in connection with this Lease is to be in writing and be treated as properly served if compliance is made with either the provisions of Section 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) or Section 23 of the Landlord and Tenant Act 1927

4.5.2 Any consent or approval under this Lease is required to be obtained before the act or event to which it applies is carried out or done and is to be treated as effective only if the consent or approval is given in writing

4.6       Limitation on Original Tenant's Liability

          Notwithstanding anything to the contrary contained in this Lease Prime Response Limited ("Prime Response") shall only be liable for the Tenant's covenants and obligations herein contained for such period as the Lease remains vested in Prime Response subject to the condition that immediately prior to transferring its interest in this Lease Prime Response enters into a guarantee of the Tenant's covenants and obligations contained herein in the form of guarantee contained in
          Schedule 4 of this Lease for such period only as the Lease remains vested in the assignee of Prime Response ("the Condition") and in the event that Prime Response fails to comply with the Condition it shall remain liable under the tenant's covenants and obligations herein contained until such time as it has complied with all elements the Condition save as to timing

5         LANDLORD'S COVENANTS

          THE LANDLORD COVENANTS with the Tenant as follows:

          Quiet enjoyment

          That the Tenant, paying the rents reserved and performing the Tenant's covenants in this Lease, may lawfully and peaceably enjoy the Premises throughout the Term without interruption by the Landlord or by any person lawfully claiming through under or in trust for the Landlord

6         OBLIGATIONS IN SCHEDULES TO THIS LEASE

          The Landlord and the Tenant mutually covenant to observe and perform their respective obligations and the conditions in the Schedules

7         STAMP DUTY CERTIFICATE

          It is certified that there is no agreement to which this Lease gives effect

8         LANDLORD AND TENANT (COVENANTS) ACT 1995 DECLARATION

          This Lease does not constitute a new tenancy for the purposes of
          Section 1 of the Landlord and Tenant (Covenants) Act 1995

          DELIVERED as a deed on the date at the head of this Lease

                                  SCHEDULE 1


                                    PART 1

                          Description of the Premises

All that piece or parcel of land situate at 2 Goat Wharf High Street Brentford in the London Borough of Hounslow together with the office building erected thereon or on some part thereof being the whole of the property comprised in HM Land Registry title number AGL5973 and all which said premises are for the purposes of identification only shown edged red on the plan annexed hereto but excluding therefrom (to the extent that it forms part of Title Number AGL5973) the retaining wall running between the points marked A and B on the said plan.


                                    PART 2

                       Rights Enjoyed with the Premises

The rights listed or referred to in the Property Register to Title Number
AGL5973


                                    PART 3

                          Exceptions and Reservations

1.     All rights of entry upon the Premises referred to in clause 3

2. The exceptions and reservations listed or referred to in the Property Register to title number AGL5973 and in particular (but without prejudice to the generality of the foregoing) those listed in a Transfer dated 14th October 1988 made between (1) Oxford & Cambridge Developments Limited and
       (2) Provident Mutual Life Assurance Association and a further Transfer dated 24 June 1994 made between Provident Mutual Life Assurance Association and (2) PDFM Limited

                                    PART 4

                                 Encumbrances

The matters contained referred or mentioned in the Property Register and Entry number 1 of the Charges Register to title number AGL5973


                            [ROAD MAP APPEARS HERE]

                                  SCHEDULE 2
                                  ----------

                                 Rent Reviews

1         The review dates

          The yearly rent payable under this Lease is to be reviewed on the 29/th/ September 2000, 29/th/ September 2005 (referred to in this Schedule as the review dates and the relevant review date shall be construed accordingly) and with effect on and from each review date the reviewed rent (as agreed or determined in accordance with this Schedule) is to become payable as the yearly rent reserved by this Lease

2         Upward only rent reviews

          The reviewed rent is to be the greater of:

2.1 the yearly rent reserved under this Lease immediately preceding the relevant review date; and

2.2       the market rent of the Premises at the relevant review date

3         The market rent

          For the purposes of this Lease, the expression "market rent" means the yearly rent at which the Premises might reasonably be expected to be let in the open market by a willing landlord to a willing tenant:

3.1       with vacant possession;

3.2 for a term of ten years from the relevant review date having a rent review, in the same terms as this Lease, at the expiry of each period of five years throughout the term;

3.3       without the payment of a premium by the willing tenant;

3.4 on the basis that the willing tenant would receive as a term of the letting such a rent free or concessionary rental period, or other inducement, as the willing landlord would negotiate with the willing tenant, in respect of the period that such willing tenant would require in which to carry out its fitting out works and the rate of the market rent payable by the Tenant from the review date would be such as the willing tenant would pay at the expiry of the rent free or concessionary rent period, or following the receipt of the inducement; and

3.5 subject to the provisions of this Lease, other than the length of the term and the amount of rent, but including these provisions for rent review;

          but on the assumption, if not the fact, that at the relevant review date:

3.6 the Premises are fit for immediate occupation and use (but this assumption does not affect the operation of paragraph 4.3);

3.7 in case the Premises have been destroyed or damaged they have been fully reinstated;

3.8 the Premises are in a state of full repair and the covenants of the Tenant and the Landlord have been fully observed and performed;

3.9 there is not in operation any statute order or instrument regulation or direction which has the effect of regulating or restricting the amount of rent of the Premises which might otherwise be payable; and

3.10 the Premises may be lawfully used throughout the Term as offices and that no capital is required to be expended upon the Premises to enable them to be so used

4         Matters to be disregarded

          In agreeing or determining the market rent the effect upon it of the following matters are to be disregarded:-

4.1       the occupation of the Premises by the Tenant

4.2 any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant;

4.3 any improvements to the Premises made by the Tenant with the consent of the Landlord other than those:

4.3.1     made in pursuance of an obligation to the Landlord;

4.3.2     for which the Landlord has paid;

4.4 any works carried out by the Tenant which have diminished the market rent; and

4.5 (at the option of the Landlord) the level of rent in any underletting of the Premises or part thereof and in this paragraph 4 reference to "the Tenant" include predecessors-in-title to the Tenant, and sub-tenants of the Tenant or of the predecessors-in-title of the Tenant and any other lawful occupiers

5         Procedure for determination of market rent

5.1 The Landlord and the Tenant are to endeavour to agree the market rent at any time not being earlier than twelve months before the relevant review date, but if they have not agreed the market rent three months before the relevant review date the amount of the market rent is to be determined by reference to the determination of an independent expert

5.2 The expert shall be nominated by the Landlord and the Tenant jointly, but, if they cannot or do not do so, then he shall be nominated by the President for the time being of the Royal Institution of Chartered Surveyors on the application either of the Landlord or of the Tenant at any time after the date being three months before the relevant review date

5.3 The expert shall act as an expert not as an arbitrator and shall be required to:

5.3.1 give notice to the Landlord and the Tenant allowing each of them an opportunity to submit to him within such reasonable time as he may stipulate a proposal for the market rent accompanied (if either of them so wish) by a statement of reasons, and a professional rental valuation or report; and

5.3.2 permit each of the Landlord and the Tenant to make submissions in respect of the other's reasons valuation and report;

          but the expert shall not be bound by any such proposal or submission and may make his determination as he thinks fit

5.4 The expert nominated is to be a chartered surveyor having not less than 10 years' experience of leasehold valuation of property being put to the same or similar use as the Premises and of property in the same region in which the Premises are situated

5.5 If the expert refuses to act, becomes incapable of acting or dies, the Landlord or the Tenant may require the appointment of another expert as provided in paragraph 5.1

5.6 The fees and expenses of the expert, including the cost of his nomination, are to be borne in such manner and proportions as the expert may direct, but in the absence of any such direction, they are to be borne by the Landlord and the Tenant in equal shares

5.7 The determination of the expert is to be final and binding on the parties except on a matter of law

6         Time limits

          Time is not of the essence in agreeing or determining the reviewed rent or of appointing an expert

7         Rental adjustments

7.1 If the market rent has not been agreed or determined in accordance with the provisions of this Schedule before the relevant review date, then, until the market rent has been so agreed or determined, the Tenant will continue to pay on account rent at the rate of yearly rent payable immediately before the relevant review date

7.2 The Tenant will pay to the Landlord within seven days after the time that the market rent has been agreed or determined all arrears of the reviewed rent which have accrued in the meantime, with interest equal to the base rate of National Westminster Bank Plc on each of the instalments of the arrears from the time that it would have become due if the market rent had then been agreed or determined until payment becomes due from the Tenant to the Landlord under this paragraph 7.2

8         Reviewed rent reserved in phases

          The Landlord and the Tenant may, at any time before the market rent is determined by an expert, settle the reviewed rent in more than one amount and agree to reserve the amounts increasing in phases until the next review date or, if none, the expiry of the Term

9         Memorandum of rent review

          The parties shall cause a memorandum of the reviewed rent duly signed by the Landlord and the Tenant to be endorsed on or securely annexed to this Lease and the counterpart of this Lease

                                   SCHEDULE 3

                              Insurance provisions

1      Insured Risks

1.1 Insured Risks means the risks and other contingencies against which the Premises are required to be, or which may from time to time be, insured under this Lease, but subject to any exclusions limitations and conditions in the policy of insurance

1.2 Insured Risks include, without limitation, fire, lightning, explosion, storm, tempest, flood, bursting and overflowing of water tanks apparatus or pipes, earthquake, aircraft (but not hostile aircraft) and other aerial devices dropped from aircraft, riot and civil commotion, malicious damage and such other risks as the Landlord may reasonably consider it prudent to insure

1.3 If a risk or contingency itemised, or otherwise included, as an Insured Risk, can no longer be insured or can only be insured at an uneconomic rate, the risk or contingency shall cease to be treated as an Insured Risk from the time that cover is withdrawn and the Landlord has notified the Tenant of its withdrawal

2      Tenant's liability for insurance premiums

2.1 The Tenant will pay to the Landlord on demand the reasonable insurance premiums incurred by the Landlord

2.2 Insurance premiums are to include all monies expended, or required to be expended by the Landlord in effecting and maintaining cover against:

2.2.1  Insured Risks;

2.2.2  three years' loss of rent insurance;

2.2.3 such professional fees as may be incurred in connection with rebuilding or reinstatement of the Premises;

2.2.4  the costs of demolition, shoring up, and site clearance works;

2.2.5  third party and public liability risks; and

2.2.6  value added tax liability on such items

2.3 The insurance cover may take into account cover for the effects of inflation and escalation of costs and fees, the Landlord's reasonable estimate of the market rent of the Premises as defined in Schedule 2 in the context of ensuing rent reviews and the termination of the Lease

3      Tenant's Obligations in relation to insurance cover

3.1 The Tenant will not do anything which may render void or voidable the insurance of the Landlord on the Premises or which may cause insurance premiums to be increased

3.2 The Tenant will provide efficient fire extinguishers of a type reasonably approved by the Landlord, and will adopt such other precautions against Insured Risks as the Landlord or its insurers may reasonably consider appropriate

3.3 If the insurance of the Landlord is vitiated in whole or in part in consequence of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, or their respective employees workmen agents or visitors, the Tenant will pay to the Landlord on demand a sum equal to the amount of the insurance monies which have become irrecoverable in consequence of that act or omission

3.4 The Tenant may not insure the Premises for any of the Insured Risks in such a manner as would permit the insurer of the Landlord to average the proceeds of insurance or cancel insurance cover

3.5 The Tenant will notify the Landlord forthwith of the occurrence of damage to the Premises by any of the Insured Risks

3.6 If the Premises are damaged by Insured Risks, the Tenant will pay to the Landlord on demand the amount of any reasonable uninsured excess to which the insurance cover of the Landlord is subject

3.7 The obligations of the Tenant to repair and to yield up in repair the Premises are to remain operative to the extent that the insurance of the Landlord in respect of Insured Risks is vitiated or insurance monies are withheld by reason of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, or their respective employees workmen agents or visitors, but do not otherwise operate in respect of damage to the Premises by Insured Risks

4      Landlord's obligation to insure and reinstate

4.1 The Landlord will keep the Premises insured with an insurer of repute against Insured Risks and other items referred to in paragraph 2.2 for the full cost of reinstatement, subject to such uninsured excess as the insurer may reasonably apply

4.2 Following the occurrence of damage to or destruction of the Premises by an Insured Risk, the Landlord will diligently apply, or procure the application of, the proceeds of the insurance covering reinstatement and rebuilding costs for those purposes, and will make good any deficiency in the proceeds of the insurance out of its own resources

4.3    The obligations of the Landlord in paragraph 4.2 do not apply:

4.3.1 if the Landlord is unable, after using its reasonable endeavours to do so, to obtain any requisite planning permission or other consents for the reinstatement or rebuilding of the Premises or of a building of similar size character and amenity; or

4.3.2 if the Landlord's insurance is vitiated by reason of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, or their respective employees workmen agents or visitors

4.4 Where the Premises are substantially damaged or destroyed, the Tenant may not object to the reinstatement or rebuilding of the Premises in a form which is not identical to the Premises immediately before the damage or destruction occurred if the Premises as reinstated or rebuilt are of equivalent or better standard, with materially the same floor area and affords amenities which are not inferior to or deficient from those enjoyed by the Tenant before the occurrence of the damage or destruction

5      Landlord's obligations in relation to insurance

5.1 The Landlord will use its reasonable endeavours to procure that its insurers waive entitlement to rights of subrogation against the Tenant, persons occupying or enjoying the use of the Premises through or under the Landlord, and their respective employees workmen agents or visitors

5.2 The Landlord will notify its insurers of the Tenant's interest in the Premises and, if practicable, have it noted on the policies of insurance

5.3 The Landlord will provide the Tenant with a copy of its insurance policies (or other evidence of the conditions of insurance) on the Premises, and at the request of the Tenant with a receipt for the payment of the last premium or other evidence of renewal and up-to-date details of the amount of cover

5.4 The Landlord will promptly notify the Tenant of any changes in its insurance cover or of the terms on which cover has been effected

5.5 The Landlord may retain for its exclusive benefit any discount on the insurance premiums or commission offered to it by its insurer

6      Suspension of Rent

6.1 Paragraph 6.2 applies if the Premises are at any time during the Term so damaged by an Insured Risk as to render the Premises or any part of them unfit for occupation use or enjoyment, except in the circumstances referred to in paragraph 4.3.2

6.2 The rent and additional rent reserved by this Lease, or a fair proportion of them according to the nature and extent of the damage sustained, shall be suspended and cease to be payable until the Premises (excluding fitting out works and replacement of contents) have been reinstated and made fit for occupation use and enjoyment, or, if earlier, until the expiry of three years from the occurrence of the damage

6.3 A dispute as to the amount of the abatement of the rent or the duration of the period of abatement is to be submitted to a single arbitrator, by whose decision the parties are to be bound, who is to be appointed by the parties jointly if they can agree on one, but if they do not agree, then by the President for the time being of the Royal Institution of Chartered Surveyors at the request of either party, and the arbitration is to be conducted under the Arbitration Acts 1950-1979

7      Options to determine

7.1 If for any reason beyond the control of the Landlord it proves impossible to commence rebuilding or reinstatement of the Premises within two years of the occurrence of the damage by an Insured Risk, the Landlord may terminate this Lease by giving to the Tenant notice to that effect at any time until such rebuilding and reinstatement has actually commenced

7.2 If the rebuilding or reinstatement of the Premises has not been commenced two years after the occurrence of the damage by an Insured Risk, the Tenant may give three months notice to the Landlord of intention to terminate this Lease, and if the rebuilding or reinstatement work has not commenced in earnest within three months of the giving of the notice, this Lease shall terminate at the expiry of the notice

7.3 The termination of this Lease under this paragraph 7 shall not affect any liability which has accrued at any time before the time of termination

8      Retention of insurance proceeds

       On the termination of this Lease under paragraph 7, or if this Lease is terminated by the operation of the doctrine of frustration, the Landlord shall be entitled to retain for its exclusive benefit the proceeds of insurance

                                   SCHEDULE 4

                        Form of guarantee on assignment

1      Guarantee

1.1 The Guarantors jointly and severally guarantee to the Landlord (but only for such period as the Lease remains vested in the BL Assignee) that the Tenant will pay the rents reserved by and perform and observe all the Tenant's covenants in this Lease and the Guarantors will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord by reason of any failure of the Tenant to do so

1.2 In the context of these guarantee provisions, references to the Tenant are to the Assignee only (in its capacity as Tenant) with respect of whom this guarantee is given

2      No waiver or release of liability

       The Guarantors shall not be released from liability under these provisions by reason of:

2.1 any forbearance the granting of time or any other indulgence on the part of the Landlord, including (but without affecting the general operation of this paragraph 2) any granting or extension of time under or varying the procedure set out in Schedule 2, paragraph 5; or

2.2 any variation of this Lease, whether or not made with the consent of the Guarantors, and the guarantee of the Guarantors in clause 1 is to operate in relation to this Lease as it may be varied from time to time

3      Guarantors to accept new lease upon disclaimer

3.1 If this Lease is effectively determined by disclaimer at any time during such period as the Lease is vested in the Assignee, the BL Guarantors shall, if the Landlord by notice within three months after the date of determination so requires take from the Landlord a lease of the Premises

3.2 The lease is to be granted to the Guarantors under clause 3.1 is to be on the following terms:

3.2.1 the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at that date if this Lease had not then been terminated;

3.2.2 the yearly rent is to be the same as would have been payable under this Lease if it had continued and, if a rent review operative from a review date before the grant of the lease has not been completed, the Guarantors will complete the rent review as if it had been the Tenant under this Lease;

3.2.3 the lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had continued undetermined; and

3.2.4 the Guarantors are to succeed to the rights and assume the liability of the Tenant under this Lease as if the Lease had continued undetermined

4      Subordination of rights of the Guarantors

4.1 With respect to any sums paid by the Guarantors under this Schedule and to any other rights which may accrue to the Guarantors in respect of any sums so paid or liabilities incurred under this guarantee or in the observance performance or discharge of the obligations and covenants of the Tenant in this Lease, the Guarantors shall rank and be entitled to enforce its rights only after all obligations and covenants under this guarantee have been fully observed and performed, and if they have not the Guarantors shall not:

4.1.1 seek to recover from the Tenant, or any third party whether directly or by way of set-off lien counterclaim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Guarantors on account of the failure by the Tenant to observe and perform or discharge such obligations or covenants in this Lease;

4.1.2 claim, prove or accept any payment in composition by way of winding-up, liquidation, bankruptcy or other form of insolvency of the Tenant in competition with the Landlord for any amount whatsoever owing to the Guarantors by the Tenant; nor

4.1.3 exercise any right or remedy in respect of any amount paid by the Guarantors under this Lease or any liability incurred in observing performing or discharging the obligations and covenants of the Tenant

4.2 The Guarantors warrant that it has not taken, and undertakes with the Landlord that it will not without the consent of the Landlord (such consent not to be unreasonably withheld):

4.2.1 take any security from the Tenant in respect of this guarantee and, if any such security is so taken notwithstanding, it shall be held on trust for the Landlord as security for the respective liabilities of the Guarantors and the Tenant; nor

4.2.2 be entitled to any right of proof in the bankruptcy, liquidation or other form of insolvency of the Tenant or exercise any other right of the Guarantors discharging his liability in respect of such obligations and covenants

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

EXECUTED under the       )

Common Seal Of           )

PDFM LIMITED             )

in the presence of:-     )

                                         /s/ [ILLEGIBLE]      SEAL APPEARS HERE
                                         /s/ [ILLEGIBLE]

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